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                                 COMMON STOCK

                              OLSTEN CORPORATION
                             175 Broad Hollow Road
                          Melville, New York 11747-8905

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward A. Blechschmidt, Stuart Olsten and Laurin L. Laderoute, Jr., and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of common stock of Olsten Corporation (Olsten) which the undersigned is entitled to vote at the special meeting of stockholders of Olsten to be held at Olsten Corporation, 175 Broad Hollow Road, Melville, New York on March , 2000,
at      a.m. eastern time, and at any adjournment or postponement
thereof, with all powers that the undersigned would have if personally present thereat upon the following matters and upon such other matters as may properly come before the meeting:


                   (Continued, and to be voted, signed and dated on other side)

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                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example /X/

The Board of Directors recommends that you vote FOR each of Proposals 1-7.


1.  To approve the merger and adopt the               FOR    AGAINST    ABSTAIN
Agreement and Plan of Merger dated as of              / /      / /        / /
August 17, 1999 by and among Adecco SA,
a socit anonyme organized under the
laws of Switzerland, Staffing Acquisition
Corporation, a Delaware corporation and a wholly-owned subsidiary of Adecco, and Olsten.

2.To approve the Gentiva Health Services              / /      / /        / /
Executive Officers Bonus Plan.

3.To approve the Gentiva Health Services              / /      / /        / /
1999 Stock Incentive Plan.

4.To approve the Gentiva Health Services              FOR    AGAINST    ABSTAIN
Stock & Deferred Compensation Plan for                / /      / /        / /
Non-Employee Directors.

5.To approve the Gentiva Health Services              / /      / /        / /
Employee Stock Purchase Plan.

6.To approve any adjournments to or                   / /      / /        / /
postponements of the special meeting.

7.In their discretion, the proxies are                / /      / /        / /
authorized to vote upon such other business as may properly come before the meeting.

                                   THIS PROXY WHEN PROPERLY EXECUTED WILL
                                   BE VOTED IN THE MANNER DIRECTED HEREIN
                                   BY THE UNDERSIGNED STOCKHOLDER. IF NO
                                   DIRECTION IS MADE, THIS PROXY WILL BE
                                   VOTED FOR PROPOSALS 1-7.

                                   Dated:_____________________ , 2000


                                   ----------------------------------
                                        Signature of Stockholder


                                   ----------------------------------
                                        Signature if held jointly


                                   Please sign exactly as name appears
                                   hereon. When shares are held by joint
                                   tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.